Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 21, 2012 related to ViSalus Holdings, LLC and Subsidiaries, in Amendment No. 1 to the Registration Statement (Form S-1/A) and related Prospectus of FVA Ventures, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Detroit, Michigan

August 27, 2012